UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2008

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-2636089
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code, (718) 527-3800

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition of Assets.
Item 3.02	Unregistered Sale of Equity Securities.

On July 18, 2008, Janel World Trade, Ltd. (“Janel”) completed the closing of the May 19, 2008 Asset Purchase Agreement, as amended by an addendum defining the term "Customs Brokerage Business" (the “Purchase Agreement”), by and between Janel and Ferrara International Logistics, Inc. (“Ferrara”), a New Jersey corporation. Janel acquired the Ferrara customs brokerage "book of business" assets, consisting of books, records, forms, manuals, access codes, goodwill, customer lists and contact information, telephone and advertising listings (the "Business") for the expansion of Janel’s international integrated logistics transport services business. Ferrara will provide Janel with related marketing, advertising, sales, and related administrative services pursuant to the May 19, 2008 Sales Agency and Service Agreement (the "Sales Agreement"), which has a three-year term and non-competition provisions restricting Ferrara from competing with Janel.

The purchase price for the acquired assets was $2,100,000, comprised of a $600,000 payment by Janel at closing, the issuance of 520,661 of restricted shares of Janel's $0.001 common stock (the "Shares") valued at $630,000, based upon the $1.21 per share closing price of Janel's $0.001 par value common stock in the Over-The-Counter market on the Friday immediately preceding the closing date, a $435,000 payment one year after the closing, and a $435,000 payment on three years after the closing. The Shares are subject to a three-year lock-up agreement, and may thereafter be sold in compliance with the requirements of SEC Rule 144.

If the aggregate earnings of the Business before interest, taxes, depreciation and amortization ("EBITDA") for the three years immediately following the closing fails to equal $2,100,000.00, Janel will be entitled to a reduction of the purchase price in an amount equal to three times the total three year EBITDA shortfall (the “Shortfall"). If the final installment of the cash payment is insufficient to satisfy the Shortfall, the appropriate number of Shares, valued at the closing market price on the third anniversary of the closing date, will be cancelled and returned to Janel’s authorized and unissued stock.

The compensation payable to Ferrara pursuant to the Sales Agreement is contingent upon the aggregate EBITDA of the Business for the three years immediately following the closing exceeding $2,100,000.00, in which event Janel will pay Ferrara 40% of the excess amount for that period, and for the following three years pay Ferrara 40% of the excess amount of annual EBITDA exceeding $700,000.

The amount and type of the consideration in the asset purchase and sales and service agency transactions was determined by arms-length negotiation between the parties. There are no material relationships between Janel and its officers, directors, affiliates and principal shareholders, and the officers, directors, affiliates and shareholders of Ferrara.

The Shares were issued at closing pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.8	July 18, 2008 Addendum to the Asset Purchase Agreement between Ferrara International Logistics, Inc. and Janel World Trade, Ltd. dated May 19, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 24, 2008

JANEL WORLD TRADE, LTD.

By: /s/ James N. Jannello
James N. Jannello, Executive Vice President
and Chief Executive Officer